UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Schedule 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒
Filed by party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under Section 240.14a-12

Xcel Brands, Inc.
Name of Registrant as Specified in Its Charter

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No Fee Required
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

EXPLANATORY NOTE

This Amendment No. 1 (this “Amendment”) amends the definitive proxy statement of Xcel Brands, Inc. (the “Company”), filed with the U.S. Securities and Exchange Commission (“SEC”) on October 17, 2025 (the “Proxy Statement”) in connection with the Company’s 2025 Annual Meeting of Stockholders to be held on Wednesday, December 3, 2025, including any adjournment or postponement thereof (the “Meeting”). This Amendment supplements certain disclosures relating to issuances under and amendment of the Company’s 2021 Equity Incentive Plan (the “2021 Plan”).

The Amendment should be read in conjunction with the Proxy Statement, which should be read in its entirety and is available free of charge on the SEC’s website at www.sec.gov. Page number references below are to page numbers in the Proxy Statement, and capitalized terms used but not defined herein have the meanings set forth in the Proxy Statement.

Proxies already received will continue to be voted as instructed unless otherwise revoked or changed by a subsequent proxy.

EXCEPT AS DESCRIBED IN THIS AMENDMENT, THE INFORMATION PROVIDED IN THE PROXY STATEMENT REMAINS UNCHANGED. TO THE EXTENT THAT INFORMATION IN THIS AMENDMENT DIFFERS FROM OR UPDATES INFORMATION CONTAINED IN THE PROXY STATEMENT, THE INFORMATION IN THIS AMENDMENT SHALL BE DEEMED TO REPLACE AND SUPERSEDE THE PROXY STATEMENT, AND THE INFORMATION PROVIDED HEREIN SHALL GOVERN. THE PROXY STATEMENT CONTAINS ADDITIONAL INFORMATION. THIS AMENDMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

The following disclosure is inserted as new paragraphs at the end of Proposal II, before the Board of Directors’ recommendation, on page 29 of the Proxy Statement:

Subsequent to the Record Date, the Board has decided that, subject to approval by the Stockholders at the Annual Meeting of this Proposal II, it intends to make a one-time grant of equity awards under the 2021 Plan to members of the Board of Directors, the details of which are listed below:

Name	Restricted Shares (1)	Stock Options (2)	Unrestricted Shares
Robert W. D’Loren	-	-	25,000
Mark DiSanto	15,167	36,500	20,000
Howard Liebman	11,617	36,500	-
Deborah Weinswig	6,800	21,500	-
James Fielding	6,000	19,000	-
Total	39,583	113,500	45,000

1.	The restricted shares will have a grant date of December 3, 2025, the date of the Annual Meeting.
2.	The stock options will have a grant date of December 3, 2025, the date of the Annual Meeting, and have a five year term.

The vesting for the restricted shares and stock options shall be set by the Company’s Compensation Committee prior to the Annual Meeting.

Additionally, subsequent to the Record Date, the Board has decided that, subject to approval by the Stockholders at the Annual Meeting of this Proposal II, it intends to grant performance-based option awards to members of management, the details of which are listed below:

Name	Stock Price Target Levels					Total Number of Option Shares (1)
	$3.00	$5.00	$7.00	$9.00	$11.00
Robert W. D’Loren	71,842	60,053	49,368	39,937	29,474	250,674
James F. Haran	15,395	12,868	10,579	8,558	6,316	53,716
Seth Burroughs	10,263	8,579	7,053	5,705	4,211	35,811
Total	97,500	81,500	67,000	54,200	40,000	340,200

1.	The stock options have a grant date of December 3, 2025, the date of the Annual Meeting, and have a five year term. The exercise price of the options shall be equal to the last sale price of the common stock on the grant date of such options.

* * *

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held December 3, 2025.

The Letter to Stockholders, Notice of Annual Meeting, Proxy Statement, Annual Report on Form 10-K and this Amendment, are available at: www.cstproxy.com/xcelbrands/am2025.

This Amendment is being filed with the SEC on November 7, 2025.